Sahari-Yuval Law Offices

            To: Hotel Outsource Management Ltd (hereinafter-"Homi").

1. This is to confirm our fees in Connection with legal services rendered to Homi In the past year.

2. Our fees as agreed upon previously are: 40,000 SHARES (forty thousand shares) to be registered in our name as soon as practical and prior to public trading in Homi's shares shall commence.

3.    Please inform me when registration is performed.


                                   /s/   Guy Yuval
                                   ---------------------------------------------
                                   Guy Yuval


                                   /s/ Ophir Sahari
                                   ---------------------------------------------
                                   Ophir Sahari


                                   Accepted and Agreed

                                   /s/ Jacob Ronnel
                                   ---------------------------------------------
                                   Hotel Outsource Management International Inc.